EXHIBIT (h)(2)

                      AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (this "Agreement") is made as of this 13th day of March, 2003, by and between Catholic Values Investment Trust, a Massachusetts business trust ("CVIT"), on behalf of the Catholic Values Investment Trust Equity Fund (the "CVIT Fund"), and The Catholic Funds, Inc., a Maryland corporation ("CFI"), acting on behalf of the Catholic Equity Fund (the "CFI Fund").

                                RECITALS

WHEREAS, CVIT is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of a single series or investment portfolio, namely the CVIT Fund;

WHEREAS, CFI is registered with the SEC as an open-end management investment company under the 1940 Act, currently consisting of two separate series or investment portfolios, including the CFI Fund;

WHEREAS, the Board of Trustees of CVIT and the Board of Directors of CFI have each approved this Agreement and the transactions described herein;

WHEREAS, the CVIT Fund and the CFI Fund have similar investment objectives an principal strategies;

WHEREAS, the parties desire to provide for the reorganization of the CVIT Fund through the acquisition by CFI on behalf of the CFI Fund of substantially all of the property, assets and goodwill of the CVIT Fund and the assumption by CFI on behalf of the CFI Fund of the stated and certain other liabilities of the CVIT Fund in exchange for Class C and Class I shares of common stock of the CFI Fund; the distribution of such shares of the CFI Fund to the holders of individual shares and institutional shares of beneficial interests in the CVIT Fund according to their respective ownership interests; and the liquidation of the CVIT Fund as soon as practicable thereafter; and

WHEREAS, this Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

         1.     DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all of the rules and regulations adopted thereunder by the SEC.
         1.2 "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.
         1.3    "CFI" means The Catholic Funds, Inc., a Maryland corporation.
         1.4 "CFI Fund" means the Catholic Equity Fund, a designated series or investment portfolio of CFI.
         1.5 "CFI Prospectus/SAI" means the Prospectus and/or Statement of Additional Information (as the case may be), each dated January 31, 2003 (as may be supplemented or amended hereafter), of CFI relating to the CFI Fund.
         1.6 "CFI Fund Regulatory Approvals" shall have the meaning set forth in Section 6.9 of this Agreement.
         1.7 "CFI Fund Shares" means the Class C shares and Class I shares of common stock, par value $.001 per share, of the CFI Fund to be issued pursuant to this Agreement, as described in Section 2.1 hereof.
         1.8 "CFSC" means Catholic Financial Services Corporation, the investment adviser to the CFI Fund.
         1.9 "Closing" means the closing of the Reorganization and the other transactions contemplated by this Agreement as defined in Section 3 of this Agreement.
         1.10 "Closing Date" means May 15, 2003, or such other date as the parties may mutually determine in writing, provided that all of the conditions precedent to Closing have then been satisfied (or waived).
         1.11   "Code" means the Internal Revenue Code of 1986, as amended.
         1.12 "Custodian" means U.S. Bank, N.A., acting in its capacity as custodian for the assets of the CFI Fund, including the assets of the CVIT Fund being transferred to the CFI Fund.
         1.13 "CVIT" means Catholic Values Investment Trust, a Massachusetts business trust.
         1.14 "CVIT Fund" means the Catholic Values Investment TrustEquity Fund, a designated series or investment portfolio of CVIT.
         1.15 "CVIT Fund Assets" means the portfolio securities, cash, cash equivalents, dividend and interest receivables, and other properties, rights and assets owned by the CVIT Fund as of the close of business on the Closing Date.
         1.16 "CVIT Fund Liabilities" means all of the liabilities (and in no event unknown liabilities) of the CVIT Fund that either (a) are reflected in the calculation of the net asset value of the CVIT Fund as of the close of business on the Closing Date, (b) constitute ordinary operating liabilities of the CVIT Fund (including without limitation liabilities associated with securities transactions subject to settlement and contractual liabilities) that are not required under generally accepted accounting principles to be included in the calculation of the CVIT Fund's net asset value or (c) are set forth on Schedule
1.16 hereto, and only such liabilities.
         1.17 "CVIT Fund Regulatory Approvals" shall have the meaning set forth in Section 5.11 of this Agreement. 1.18 "CVIT Fund Shareholders" means the holders of record of the issued and outstanding individual class and institutional class of shares of beneficial interests in the CVIT Fund as of the close of business on the Closing Date.
         1.19 "CVIT Fund Shareholder Meeting" means a meeting of the shareholders of the CVIT Fund to be convened in accordance with applicable law and the Declaration of Trust and Bylaws of CVIT to consider and vote upon the approval of this Agreement and the Reorganization contemplated hereby.
         1.20 "CVIT Fund Shares" means the issued and outstanding individual class and institutional class of shares of beneficial interest of the CVIT Fund.
         1.21 "CVIT Fund Total Closing NAV" shall mean the value of the CVIT Fund Assets (excluding the Excluded Assets), calculated as provided in Section 2.2(b), minus the value of the CVIT Fund Liabilities, calculated as provided in
Section 2.2(b).
         1.22 "CVIT Prospectus/SAI" means the Prospectus and/or Statement of Additional Information (as the case may be), each dated May 1, 2002 (as may be supplemented or amended hereafter), of CVIT relating to the CVIT Fund.
         1.23 "Effective Time" means 5:00 p.m. Central Time on the Closing Date.
         1.24 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations adopted thereunder by the SEC.
         1.25  "Excluded Assets" shall have the meaning set forth in Section
 2.4 of this Agreement.
         1.26 "1940 Act" means the Investment Company Act of 1940, as amended, and all of the rules and regulations adopted thereunder by the SEC.

         1.27   "Proxy Materials" shall have the meaning set forth in Section
 4.1 of this Agreement.
         1.28   "Registration Statement" shall have the meaning set forth i
 Section 4.1 of this Agreement.
         1.29 "Reorganization" means the transactions described in and contemplated by this Agreement, including the transfer of the CVIT Fund Assets (other than the Excluded Assets) and the CVIT Fund Liabilities to the CFI Fund in exchange for, and against delivery to the CVIT Fund of, CFI Fund Shares and the distribution of the CFI Fund Shares to the CVIT Fund Shareholders in liquidation of the CVIT Fund.
         1.30 "Required CVIT Fund Shareholder Vote" shall have the meaning specified in Section 7.4 of this Agreement.
         1.31  "SEC" means the United States Securities and Exchange Commission.
         1.32 "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted thereunder by the
SEC.
         1.33  "US Bancorp Fund Services" shall have the meaning specified in
 Section 2.7 of this Agreement.
         1.34 "Wright Investors" means Wright Investors' Service, Inc., the investment adviser to the CVIT Fund.

         2.     REORGANIZATION OF THE CVIT FUND

         2.1  TRANSFER  OF  CVIT  FUND  ASSETS;  ASSUMPTION  OF  THE  CVIT  FUND
LIABILITIES; ISSUANCE OF CFI FUND SHARES. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties contained herein, at the Effective Time, CVIT, on behalf of the CVIT Fund, shall sell, convey, transfer and deliver all of the CVIT Fund Assets (excluding the Excluded Assets) to the Custodian on behalf of the CFI Fund in consideration of, in exchange for, and against delivery to the CVIT Fund by US Bancorp Fund Services on behalf of the CFI Fund of, that number of CFI Fund Shares (including, if applicable, fractional shares rounded to the nearest thousandth of one whole share) having an aggregate net asset value equal to the value of the CVIT Fund Assets (exclusive of the Excluded Assets), net of the CVIT Fund Liabilities, all computed in accordance with Section 2.2 of this Agreement. As of the Effective Time and upon delivery of such assets to the Custodian, the CFI Fund shall receive good and marketable title to such assets free and clear of all liens, security interests, pledges or encumbrances of any and every kind (other than those arising under applicable securities laws, liens for taxes not yet due and payable, and contractual restrictions on the transfer of the CVIT Fund Assets). Moreover, at the Effective Time, CVIT on behalf of the CVIT Fund shall transfer the CVIT Fund Liabilities to the CFI Fund, and the CFI Fund shall assume all such liabilities and discharge them in accordance with their terms. The CFI Fund Shares so delivered to the CVIT Fund shall consist of the number of both Class C and Class I shares of the CFI Fund determined in accordance with
Section 2.2(c) of this Agreement. Immediately following receipt of the CFI Fund Shares, the CVIT Fund shall distribute such shares to the CVIT Fund Shareholders in liquidation of the CVIT Fund, with the CVIT Fund Shareholders who owned individual shares of the CVIT Fund receiving their pro rata share of the Class C CFI Fund Shares and the CVIT Fund Shareholders who owned institutional shares of the CVIT Fund receiving their pro rata share of the Class I CFI Fund Shares.

         2.2  COMPUTATION OF NET ASSET VALUE
               (a) WHEN DETERMINED. The net asset value of the CFI Fund Shares and the value of the CVIT Fund Assets and the CVIT Fund Liabilities shall, in each case, be determined as of the close of business on the New York Stock Exchange on the Closing Date.
                (b) VALUATIONS. The net asset value of the CFI Fund Shares shall be computed in accordance with the practices and procedures of the CFI Fund described in the CFI Prospectus/SAI. The value of the CVIT Fund Assets shall be computed in accordance with the practices and procedures of the CFI Fund described in the CFI Prospectus/SAI; provided, however, that if such computation is inconsistent with the computation of the value of the CVIT Fund Assets determined in accordance with the practices and policies of the CVIT Fund, the parties hereto shall confer and mutually agree on such valuation. Notwithstanding the foregoing, CVIT Fund Assets for which market quotes are not available, if any, shall be valued as mutually agreed by the parties hereto. The value of the CVIT Fund Liabilities shall be computed as the aggregate amount of the liabilities that are to be reflected on a balance sheet for the CVIT Fund and included in the computation of the CVIT Fund's net asset value as of the close of business on the Closing Date in accordance with generally accepted accounting principles ("GAAP") consistently applied with the accounting methods, treatments, principles, procedures and assumptions used by the CFI Fund in calculating its net asset value; provided, however, that if such computation is inconsistent with the computation of the value of the CVIT Fund Liabilities determined in accordance with GAAP consistently applied with the accounting methods, treatments, principles, procedures and assumptions used by the CVIT Fund in calculating its net asset value, the parties hereto shall confer and mutually agree upon such valuation. For purposes of computing the value of the CVIT Fund Liabilities, operating liabilities that are not required under GAAP to be included in the computation of the CVIT Fund's net asset value shall have no value. The stock transfer books of the CVIT Fund shall be permanently closed as of the close of business on the Closing Date, and only purchase orders and requests for the redemption of shares of the CVIT Fund received in proper form prior to the close of regular trading on the New York Stock Exchange on the Closing Date shall be accepted by the CVIT Fund. Purchase orders and redemption requests received thereafter shall be deemed to be purchase and redemption requests for the CFI Fund (assuming that the transactions contemplated by this Agreement have been consummated).

                (c) CFI FUND SHARES. The number of CFI Fund Shares (including fractional shares, if any) to be issued to the CVIT Fund shall be determined separately for each class. The number of Class C CFI Fund Shares (including fractional shares, if any) to be issued shall be determined by dividing that portion of the CVIT Fund Total Closing NAV attributable to the individual class CVIT Fund Shares by the net asset value of a single Class C CFI Fund Share, determined in accordance with Section 2.2(b) hereof. The number of Class I CFI Fund Shares (including fractional shares, if any) to be issued shall be determined by dividing that portion of the CVIT Fund Total Closing NAV attributable to the institutional class CVIT Fund Shares by the net asset value of a single Class I CFI Fund Share, determined in accordance with Section 2.2(b) hereof.
                (d) COMPUTATIONS. Except as otherwise provided in Section 2.2(b), all computations of value shall be made by CFSC (or such other person as is responsible for regularly pricing the CFI Fund's portfolio securities). CFI shall cause CFSC (or such other person) to deliver to CVIT a copy of its valuation report at or prior to the Closing.
                (e) SHADOW VALUATION. Promptly following the date of this Agreement, CVIT and CFI shall each cause a valuation of the CVIT Fund Assets and CVIT Fund Liabilities to be conducted in accordance with their respective valuation policies and practices as of the close of business on a mutually acceptable date, which in any event shall not be more than 30 days after the date of this Agreement. This shadow pricing procedure shall, at the request of either party, be repeated as of the close of business on a mutually acceptable date which is not more than 10 days prior to the Closing Date.

         2.3    LIST OF ASSETS.
               (a) The CVIT Fund Assets shall consist of all property and rights, including without limitation all cash, cash equivalents, securities and dividend and interest receivables owned by the CVIT Fund as of the close of business on the Closing Date.

                (b) Promptly following the signing of this Agreement, the CVIT Fund will provide the CFI Fund and the Custodian with a list of its assets as of a date agreed upon by the parties. On the Closing Date, the CVIT Fund will provide the CFI Fund with a list of the CVIT Fund Assets.

         2.4 EXCLUDED ASSETS. There shall be excluded from the assets of the CVIT Fund described in Section 2.3 to be transferred to CFI (i) all causes of actions, claims and rights, if any, of the CVIT Fund against third parties in connection with the unknown liabilities, if any, not assumed by CFI on behalf of the CFI Fund in accordance with this Agreement, (ii) the CVIT Fund's tail insurance policy, and (iii) all cash, cash equivalents and securities in an amount estimated by CVIT to be sufficient to pay all liabilities of the CVIT Fund that have accrued but remain unpaid as of the close of business on the Closing Date including, without limitation: (a) amounts owed or to be owed to any CVIT Fund Shareholder, including declared but unpaid dividends and capital gains distributions; and (b) accounts payable, taxes and other accrued and unpaid expenses, if any, not being assumed by CFI on behalf of the CFI Fund or incurred in connection with this Agreement or estimated to be incurred after the Closing Date in connection with winding up the affairs of, and liquidating, the CVIT Fund (together, the "Excluded Assets").

         2.5 DECLARATION OF DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS BY THE CVIT FUND. On or prior to the Closing Date, the CVIT Fund will declare a dividend to shareholders of record of the CVIT Fund as of or prior to the Closing Date so that, for the short taxable year of the CVIT Fund ending on the date on which the CVIT Fund is completely liquidated and discontinued, the CVIT Fund will have declared an aggregate amount of dividends which: (a) is equal to at least the sum of its net capital gain (within the meaning of Section 852(b)(3) of the Code), offset by any capital loss carry forward allowed pursuant to Section 1212 of the Code, and ninety percent (90%) of its investment company taxable income (determined under Section 852(b)(2) of the Code, but without regard to Section 852(b)(2)(D) of the Code) for such taxable year; and (b) is sufficient to avoid any excise tax on the CVIT Fund under Section 4982 of the Code for the calendar year in which the Closing Date occurs, provided that the dividends that have been so declared but have not been paid on or before such Closing Date are in fact paid by the CVIT Fund prior to the end of such calendar year to the shareholders of the CVIT Fund as of the record date for determining shareholders entitled to receive payment of such dividend.

         2.6 LIQUIDATION. In connection with the Closing, the CVIT Fund shall be liquidated and CVIT shall pay or make provisions for all of the CVIT Fund's debts, liabilities, taxes and obligations of any kind (other than the CVIT Fund Liabilities), directly attributable to, and equal in amount to, the Excluded Assets as described in Section 2.4 hereof, and distribute all remaining assets, including the CFI Fund Shares received by it in the Reorganization and the balance, if any, of the Excluded Assets, pro rata to the CVIT Fund Shareholders in accordance with their ownership of shares of the CVIT Fund.

         2.7 ISSUANCE OF CFI FUND SHARES. On the Closing Date, CVIT shall instruct US Bancorp Fund Services, LLC ("US Bancorp Fund Services"), the transfer agent of the CFI Fund, to record on the books and records of the CFI Fund the interest of each of the CVIT Fund Shareholders in the CFI Fund Shares, in accordance with their pro rata interest in the individual and institutional classes of CVIT Fund Shares in the name of such CVIT Fund Shareholder. Upon liquidation of the CVIT Fund, all CVIT Fund Shares then issued and outstanding shall thereupon be cancelled on the books of CVIT. CFI or US Bancorp Fund Services shall forward a confirmation to each of the CVIT Fund Shareholders of their ownership of the CFI Fund Shares. No redemption or repurchase of such CFI Fund Shares credited to any CVIT Fund Shareholder in respect of his or her CVIT Fund Shares which are represented by an unsurrendered stock certificate shall be permitted until such certificate has been surrendered to CSFC or US Bancorp Fund Services for cancellation, or if such certificate is lost or misplaced, until a lost certificate affidavit has been executed and delivered to CSFC or US Bancorp Fund Services.

         2.8 LIABILITIES AND EXPENSES. An unaudited Statement of Assets and Liabilities of the CVIT Fund will be prepared by the Treasurer of CVIT and delivered to CFI on the Closing Date. The Statement of Assets and Liabilities of the CVIT Fund will be prepared in conformity with generally accepted accounting principles consistently applied from the prior audited period (except for year-end adjustments and the absence of footnotes). The CFI Fund shall assume the CVIT Fund Liabilities and discharge them when and as they are due or otherwise in accordance with their terms.

         2.9 TERMINATION, WINDING UP. After the Closing, the CVIT Fund shall not conduct any business except in connection with the winding up of its affairs and shall file, or make provision for filing of, all reports it is required by law to file. After the Closing, the CVIT Fund shall be liquidated and shall cease to be a designated series of CVIT under Massachusetts law.

         2.10 BOOKS AND RECORDS. Copies of all books and records of or pertaining to the CVIT Fund, including those concerning its obligations under the 1940 Act, the Code, state blue sky laws or otherwise concerning this Agreement, will, at Closing, be delivered to CFI. Following the Closing, CVIT shall be entitled to have access to such books and records as necessary to prepare required reports, tax returns and other documents and, to the extent required by applicable laws, to retain copies of such books and records.

         3. CLOSING

         3.1 CLOSING DATE. The closing of the Reorganization (the "Closing") shall take place at the Effective Time. The Closing Date shall take place no later than ten (10) calendar days following approval by CVIT shareholders of this Agreement and the Reorganization and the satisfaction of all conditions precedent to Closing (except those which have been waived in writing or which by their terms can be satisfied only at Closing) or such other time as may be agreed to by CFI and CVIT in writing.

         3.2 PORTFOLIO SECURITIES. Portfolio securities held by the CVIT Fund and represented by a certificate or written instrument shall be presented by it or on its behalf to the Custodian for examination no later than one business day preceding the Closing Date. Such portfolio securities (together with any cash or other assets) to be transferred to the CFI Fund pursuant to Section 2.1 hereof shall be delivered by the CVIT Fund to the Custodian at the Closing in conformity with applicable custody provisions under the 1940 Act and duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers. Portfolio securities and instruments deposited with securities depositories, as defined in Rule 17f-4 under the 1940 Act, shall be delivered at the Closing by book entry in accordance with customary practices of such depositories and the Custodian. The cash delivered shall be in the form of a federal funds wire, pursuant to the instructions provided prior to the Closing Date by CFI or the Custodian.

         3.3 POSTPONEMENT OF VALUATION. In the event that on the Closing Date it is impracticable for the net assets of the CFI Fund or the CVIT Fund to be fairly valued in the judgment of either CFI or CVIT, as the case may be, the Closing Date shall be postponed until the first business day after the day when it is practicable for the net assets of the CFI Fund and the CVIT Fund to be fairly valued in the judgment of both CFI and CVIT. The Closing Date shall be postponed as necessary to coordinate with any such postponement of the Closing Date.

         3.4 THE CVIT FUND SHAREHOLDERS. CVIT shall deliver (or cause to be delivered) to CFI (a) at the Closing, a list, certified by the CVIT Fund's transfer agent, of the names, addresses and taxpayer identification numbers of the CVIT Fund Shareholders of record and the record number of outstanding CVIT Fund Shares of each class owned by each shareholder, all as of the close of business on the Closing Date (after giving effect to the payment of dividends and any reinvestment of such dividends, described in Section 2.5 of this Agreement), and (b) as soon as practicable after the Closing all records (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the CVIT Fund Shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. CFI shall cause US Bancorp Fund Services to issue and deliver to CVIT Fund Shareholders a confirmation evidencing delivery of CFI Fund Shares to be credited on the Closing Date to the CVIT Fund Shareholders as provided in Section 2.7 of this Agreement. At the Closing, each party shall deliver to the other such bills of sale, assignments, assumption agreements, receipts or other documents as such other party or its counsel may reasonably request to effect the consummation of the transactions contemplated by the Agreement.

         4. COVENANTS

         4.1 REGISTRATION STATEMENT. CFI will, in consultation with CVIT, prepare and file with the SEC a registration statement on Form N-14 under the Securities Act, relating to the CFI Fund Shares to be issued to the CVIT Fund shareholders pursuant to the Reorganization ("Registration Statement"). The Registration Statement shall include a combined proxy statement/prospectus, notice of meeting, form of proxy and statement of additional information ("Proxy Materials") that comply in all material respects with the applicable provisions of the Exchange Act, the 1940 Act and the Securities Act, including without limitation Section 14(a) of the Exchange Act, Section 20(a) of the 1940 Act and
Section 6 of the Securities Act. CVIT will be entitled to review and comment on the Registration Statement and the Proxy Materials included therein. CVIT will further provide CFI with such other information and documents relating to CVIT, Wright Investors and the CVIT Fund as are reasonably necessary for the preparation of the Registration Statement and the Proxy Materials.

         4.2 SHAREHOLDERS MEETING. CVIT will call a meeting of shareholders of the CVIT Fund to consider and act upon this Agreement and such other matters set forth in the Proxy Materials. CFI will furnish CVIT with sufficient copies of the Proxy Materials and of the currently effective prospectus and annual reports for the CFI Fund for inclusion in or with the Proxy Materials and with such other information relating to the CFI Fund as is reasonably necessary in connection with the distribution of the Proxy Materials. Promptly following the effective date of the Registration Statement, CVIT will mail to each shareholder of record of the CVIT Fund entitled to vote at the CVIT Fund Shareholder Meeting the Proxy Materials (other than the statement of additional information).

         4.3 SHAREHOLDER INFORMATION. Prior to the Closing Date, CVIT will provide CFI with such information as CFI reasonably requests concerning the beneficial ownership of the shares of the CVIT Fund.

         4.4 COOPERATION. From and after the date of this Agreement and until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.1), CFI and CVIT will each use commercially reasonable efforts to take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the Reorganization contemplated by this Agreement.

         4.5 EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, CVIT shall furnish or cause to be furnished to CFI such information as CFI reasonable requests to enable CFI to determine the CVIT Fund's earnings and profits for federal income tax purposes that will be carried over to the CFI Fund pursuant to Section 381 of the Code.

         4.6 FINAL TAX RETURNS. After the Closing Date, CVIT shall prepare and file all federal and other tax returns and reports of the CVIT Fund required by law to be filed with respect to all periods ending through and after the Closing Date but not theretofore filed and shall deliver copies of the same to CFI.

         4.7 AUTHORIZATIONS TO CONTINUE THE CFI FUND. CFI agrees to obtain the approvals and authorizations required by the Securities Act, the 1940 Act and such of the state Blue Sky and securities laws as it may deem appropriate to enable it to continue its operations and the operations of the CFI Fund after the Closing Date.

         4.8 RIGHT TO INSPECT THE BOOKS AND RECORDS. Until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.1):
                (a) CFI and its agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, during normal business hours and upon reasonable notice, to the extent that CFI reasonably deems appropriate, to examine the books and records of the CVIT Fund, and to make such tests, surveys, appraisals, investigations and other inspections in such manner as CFI may reasonably deem necessary, provided that such examination, tests, surveys, appraisals, investigations and inspections will not interfere with the conduct of the CVIT Fund's business.

                (b) CFI shall make available to CVIT, and CVIT's agents, attorneys, accountants, employees, contractors and other authorized representatives shall have the right, during normal business hours and upon reasonable notice to the extent CVIT reasonably deems appropriate, to examine, the books and records of the CFI Fund, and to make such tests, surveys, appraisals, investigations and other inspections in such manner as CVIT may reasonably deem necessary, provided that such examination, tests, surveys, appraisals, investigations and inspections shall not interfere with the conduct of the CFI Fund's business.

         4.9 TAX FREE REORGANIZATIOn. From and after the date of this Agreement and until the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.1), each of the parties shall use its commercially reasonable efforts to cause the Reorganization to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Reorganization from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         4.10 TAIL  INSURANCE  POLICY.  Prior to the  Closing  Date,  CVIT shall acquire an insurance policy (the "Tail Insurance Policy") which meets the following requirements: (a) provides insurance coverage for CVIT, its officers and trustees against losses from lawsuits, regulatory investigations and other claims made against them for their negligent acts, errors, omissions or other wrongful acts committed prior to the Reorganization which relate to the business and operations of the CVIT Fund prior to the Closing Date; (b) provides a maximum coverage amount of at least One Million and 00/100 Dollars ($1,000,000.00); (c) constitutes a paid up policy for a period of at least three years following the Closing Date; and (d) names as an additional insured CFI with respect to the CFI Fund.

         5.  REPRESENTATIONS AND WARRANTIES OF CVIT

CVIT, on behalf of the CVIT Fund, represents and warrants to CFI as follows:

         5.1 CAPITALIZATION; CVIT FUND SHARES. The capitalization of CVIT consists of an unlimited number of shares of beneficial interest, without par value, currently consisting of a single series divided into a class of individual shares and a class of institutional shares. The CVIT Fund is a separate series of CVIT and has an unlimited number of shares authorized for issuance. All issued and outstanding shares of the CVIT Fund are, and at the Closing Date will be, duly and validly issued, fully paid, non-assessable, fully transferable and entitled to full voting rights, and duly registered with the SEC and duly registered or qualified for sale pursuant to the blue sky laws of each state in which offers and sales have been made, except where exempt from state registration or qualification requirements. All such shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the list of shareholders of record provided to the CFI Fund pursuant to
Section 3.4 hereof. The CVIT Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible into any of its shares.

         5.2 TITLE. The CVIT Fund has, and at the Closing Date will have, good and marketable title to the CVIT Fund Assets, subject to no liens, security interests, pledges or other encumbrances of any kind (other than those arising under applicable securities laws, liens for taxes not yet due and payable, and contractual restrictions on the transfer of the CVIT Fund Assets), and full right, power and authority to sell, convey, assign, deliver and otherwise transfer the CVIT Fund Assets hereunder, and upon delivery and payment for the CVIT Fund Assets, the CFI Fund will acquire clear title thereto, subject to no legal restrictions on the full transfer thereof, other than such restrictions as might arise under the Securities Act. No financing statement covering all or any portion of assets and naming the CVIT Fund, as debtor, has been filed in any public office, and the CVIT Fund has not signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of the CVIT Fund Assets.

         5.3 NO DISTRIBUTION. The CVIT Fund is not acquiring the CFI Fund Shares for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.4    AUTHORITY.
               (a) CVIT has the full legal power and authority to enter into and perform this Agreement, and, except for obtaining the Required CVIT Fund Shareholder Vote, the execution, delivery and performance of this Agreement by CVIT and the consummation of the Reorganization contemplated by this Agreement in accordance with its terms by CVIT have been duly and validly authorized by CVIT's board of Trustees and will not violate any provision of law, or the declaration of trust or bylaws of CVIT, or result in the forfeiture or cancellation of any license, permit, consent, approval, accreditation or authorization respecting the CVIT Fund and required in order for the CVIT Fund to liquidate and distribute to the CVIT Fund Shareholders the CFI Fund Shares as contemplated by this Agreement, or result, or with the passage of time will result, in the violation, breach, termination, cancellation or acceleration of any provision of or constitute a default under or result in the creation of any lien, claim or encumbrance pursuant to any court order, judgment, decree, order or any indenture, license, permit, authorization, contract or other instrument to which CVIT is a party or by which any of its properties may be bound, which violation, forfeiture, cancellation, breach, termination, acceleration, default or creation would reasonably be expected to have a material adverse effect on the CVIT Fund Assets taken as a whole.

                (b) The Board of Trustees of CVIT has taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement by CVIT and all of the transactions contemplated hereby and, when executed and delivered by CVIT and approved by the requisite number of shareholders of the CVIT Fund as described in Section 7.4 hereof and assuming due authorization, execution and delivery by CFI, this Agreement will constitute the legal, valid and binding obligation of CVIT, enforceable against CVIT in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         5.5 ORGANIZATION AND QUALIFICATION OF CVIT AND THE CVIT FUND. CVIT is duly organized and validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, has full trust power and authority to own its assets and to conduct its business as it is now being conducted, and is duly qualified or registered to do business and is in good standing in each jurisdiction which requires such qualification or registration or is subject to no material liability by reason of its failure to be so qualified. The CVIT Fund is a duly designated series of beneficial interests of CVIT.

         5.6 OPERATIONS. Since December 31, 2001, the business of the CVIT Fund has been conducted in the usual, regular and ordinary manner in material compliance with the requirements of all applicable federal and state laws.

         5.7 MATERIAL AGREEMENTS. CVIT has delivered or made available to CFI complete and accurate copies of all material contracts, agreements, understandings or other commitments of the CVIT Fund, each of which is in effect and valid and enforceable against the CVIT Fund and, to the knowledge of CVIT, is valid and enforceable against the other party in accordance with its terms , except, in the case of both CVIT and the other party, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         5.8 THIRD PARTY CONSENTS. Except for obtaining the Required CVIT Fund Shareholder Vote, there are no approvals or consents of any third parties necessary or required for CVIT validly and legally to enter into this Agreement and to perform its obligations hereunder, except where the failure to obtain such consent or approval would not reasonably be expected to have a material adverse effect on the CVIT Fund.

         5.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001: (a) there has been no material adverse change in the financial condition, results of operation, business, assets or liabilities of the CVIT Fund (other than changes occurring in the ordinary course of business, including without limitation changes in the value of the assets of the CVIT Fund and the redemption of CVIT
Fund Shares) or the status of the CVIT Fund as a regulated investment company under the Code; and (b) there has not been any change in accounting methods, principles or practices of the CVIT Fund having a material adverse effect on the financial condition or results of operations of the CVIT Fund, nor any resignation of the independent certified public accountants and auditors of the CVIT Fund due to a conflict or disagreement with management of the CVIT Fund or otherwise.

         5.10 LITIGATION. No litigation, claim, action or proceeding is pending or, to the knowledge of CVIT, threatened against or relating to CVIT or the CVIT Fund before any court or governmental or regulatory authority seeking injunctive relief or monetary damages which, if adversely determined, would reasonably be expected to have material adverse effect on the Reorganization or on the operations or financial position of the CVIT Fund or on the CVIT Fund Assets taken as a whole. To the knowledge of CVIT, CVIT is not under investigation for violation of any law or regulation related to the business or operations of the CVIT Fund.

         5.11 REGULATORY COMPLIANCE. CVIT and the CVIT Fund have all licenses, permits, approvals, authorizations and registrations required by any federal, state and local laws, authorities and agencies in connection with the operation of the CVIT Fund's business as presently being conducted and the ownership of its assets, except where the lack thereof would reasonably be expected to have a material adverse effect on the CVIT Fund ("CVIT Fund Regulatory Approvals"). All such CVIT Fund Regulatory Approvals are in full force and effect, and to the knowledge of CVIT, no suspension or cancellation of any of them is threatened or pending.

         5.12 PROXY MATERIALS. On the effective date of the Registration Statement, at the time of the CVIT Fund Shareholders Meeting (and any adjournment thereof) and on the Closing Date, the information provided by CVIT in writing for inclusion in the Proxy Materials shall be accurate and complete in all material respects, shall comply in all material respects with the provisions of the Securities Act, the Exchange Act and the 1940 Act, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading; provided, however, that no representation or warranty is made with respect to information regarding CFSC, CFI or the CFI Fund included in the Proxy Materials.

         5.13   CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE
                CVIT FUND.
               (a) The investment advisory agreement and underwriting agreement to which CVIT Fund is a party or is subject are and will remain in full force and effect through the Closing Date, and were duly approved and comply in all material respects with the 1940 Act, the Exchange Act, the Advisers Act, and rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                (b) Wright Investors; Services Distributors, Inc. ("WISDI") is the principal underwriter for the CVIT Fund, and Wright Investors is the investment adviser for the CVIT Fund. To the knowledge of CVIT, WISDI is and has been duly registered or licensed as broker-dealer under the Exchange Act and the securities laws of each state or other jurisdiction wherein the nature of its activities in connection with the CVIT Fund requires such registration or licensing, a member in good standing of the NASD, and a member in good standing in the Securities Investors Protection Corporation, with all assessments due thereto having been paid, or is not required to be such a member. To the knowledge of CVIT, Wright Investors is duly registered as an investment adviser under the Advisers Act.

                (c) There are no judgments, special consent judgments or SEC orders, to the knowledge of CVIT, with regard to Wright Investors, WISDI or its administrator, transfer agent or custodian currently in effect which have had or would reasonably be expected to have a material adverse effect on the business or operations of the CVIT Fund as presently conducted. All orders of exemption issued to CVIT or the CVIT Fund by any regulatory agency, including the SEC and the Internal Revenue Service, which are necessary for the conduct of the business of CVIT or the CVIT Fund have been obtained and are currently in full force and effect, no proceeding has been commenced to revoke any such order and, to the knowledge of CVIT, no such proceeding is contemplated by any such regulatory agency.

                (d) CVIT is and will continue through the Closing Date to be duly registered with the SEC as an open-end management investment company under the 1940 Act and, with respect to the CVIT Fund, is in material compliance with the 1940 Act, including the requirements to file semi-annual or annual reports with the SEC. The prospectuses, statements of additional information and, as applicable, sales materials of CVIT on behalf of the CVIT Fund have been filed with the SEC, applicable state securities authorities and the NASD (where required to be so filed). CVIT, on behalf of the CVIT Fund, has filed with the SEC and other applicable federal or state agencies or authorities such notices or reports required under applicable federal or state laws, rules or regulations for the sale of its shares, the conduct of its business and the ownership of its assets, except, in each case, where the failure to file any such notice or report would not reasonably be expected to have a material adverse effect on the CVIT Fund.

                (e)   [INTENTIONALLY OMITTED]

                (f) Shares of the CVIT Fund have been duly registered under the Securities Act by means of a registration statement (or post-effective amendment thereto) on Form N-1A, said registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement has been issued, no proceedings for that purpose have been instituted or threatened by the SEC. Such registration statement has, at all times since January 1, 2002 complied in all material respects with the requirements of the Securities Act and the 1940 Act, and such registration statement, with respect to the CVIT Fund, has not included at any time since January 1, 2002 any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All proxy statements, supplements, and other reports, documents or other materials relating to the CVIT Fund filed by or on behalf of the CVIT Fund with the SEC on or after January 1, 2002 (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the 1940 Act, the Exchange Act and the rules and regulations under each of them, as applicable (ii) as of their respective dates did not contain any untrue statement of a material fact, and (iii) as of their respective dates did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (g) The audited annual financial statements listed on Schedule 5.13(g) attached hereto with respect to the CVIT Fund for all periods on or after January 1, 2002 present fairly in all material respects the CVIT Fund's financial position as of the relevant dates described therein and results of its operations and changes in its net assets for the periods described therein.

                (h) The independent public accountants for the CVIT Fund have been selected and ratified in accordance with the applicable provisions of the 1940 Act.

                (i) CVIT has, and up to and including the Closing Date will have, on behalf of the CVIT Fund, properly prepared, executed and timely filed, or caused to be timely filed a proper request for extension with respect to, all federal, state and local tax returns for income, franchise, sales, withholding, excise and other taxes required to be filed by it. All taxes, assessments, fees and other governmental charges owed by the CVIT Fund and which have become due (whether or not shown on any returns) have been paid by it. All of such tax returns are complete and accurate in all material respects and have been prepared in all material respects in accordance with all applicable legal requirements. No material tax liabilities, disallowances or assessments relating to the business or assets of the CVIT Fund have been assessed or, to CVIT's knowledge, proposed. No tax return filed on behalf of the CVIT Fund is currently being audited by the Internal Revenue Service or by any state or local tax authority. The reserves and provisions, if any, for taxes on the books of the CVIT Fund are adequate for the payment of all taxes for the purposes and the periods to which they pertain, including through the Effective Time. Without in any way limiting the representations and warranties set forth above or in other Sections of this Agreement, the CVIT Fund qualifies as a "regulated investment company" under Section 851 (Subchapter M) of the Code, and has so qualified during its entire existence. The CVIT Fund will, at the Closing, satisfy, and consummation of the Reorganization contemplated by this Agreement will not cause it to fail to satisfy for any period ending on or before the Closing Date, the requirements of Subchapter M of the Code.

         6.     REPRESENTATIONS AND WARRANTIES OF CFI

         CFI, on behalf of the CFI Fund, represents and warrants to CVIT as follows:

         6.1 CAPITALIZATION; CFI FUND SHARES. The capitalization of CFI consists of one billion (1,000,000,000) shares of common stock, $.001 par value, currently divided into two different series and, with respect to one such series, subdivided into three different classes. The CFI Fund has a total of one hundred million (100,000,000) shares authorized for issuance, consisting of Class A, Class C and Class I Common Stock. The CFI Fund Shares to be issued and delivered to the CVIT Fund for the account of the CVIT Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued, fully paid, non-assessable, fully transferable, entitled to full voting rights, duly registered with the SEC pursuant to an effective Registration Statement on Form N-14, and duly registered or qualified for sale pursuant to the blue sky laws of each state where a CVIT Fund Shareholder resides, except where exempt from such state registration or qualification requirements. No shareholder of the CFI Fund will have any preemptive right or right of subscription or purchase in respect of any such CFI Fund Shares.

         6.2    AUTHORITY OF THE CFI FUND.
                (a) CFI has the full legal power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement and the consummation the Reorganization in accordance with its terms will not violate any provision of law, the articles of incorporation or bylaws of CFI or result in the forfeiture or cancellation of any license, permit, consent, approval, accreditation or authorization respecting the CFI Fund or its business, or result in the violation, breach, termination, cancellation or acceleration of any provision of or constitute a default under or result in the creation of any lien, claim or encumbrance pursuant to any indenture, license, permit, authorization, court order, judgment, decree, contract or other instrument to which the CFI Fund is a party or by which any of its properties may be bound which would reasonably be expected to have a material adverse effect on the assets of the CFI Fund or the business of the CFI Fund or on the ability of the parties hereto to consummate the Reorganization.

                (b) The Board of Directors of CFI has taken all necessary action to authorize and approve the execution, delivery and performance of this Agreement by CFI and all of the transactions contemplated hereby, and when executed and delivered by CFI this Agreement will constitute the legal, valid and binding obligation of CFI, enforceable against CFI in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         6.3 ORGANIZATION AND QUALIFICATION OF CFI AND THE CFI FUND. CFI is duly organized and validly existing as a corporation in good standing under the laws of Maryland, has full power and authority to own its assets and to conduct its business as it is now being conducted, and is duly qualified or registered to do business and is in good standing in each jurisdiction which requires such qualification or registration or is subject to no material liability by reason of its failure to be so qualified. The CFI Fund is a duly designated series of shares of capital stock of CFI.

         6.4 OPERATIONS. Since April 2, 2002, the business of the CFI Fund has been conducted in the usual, regular and ordinary manner in material compliance with the requirements of all applicable federal and state laws. Furthermore, between the date hereof and the Effective Time (or such earlier date as this Agreement may be terminated in accordance with Section 11.1), CFI will continue to operate the business of the CFI Fund as presently conducted, and CFI has no plan or intention to make any significant changes in the business of the CFI Fund following the Effective Time.

         6.5 MATERIAL AGREEMENTS. The CFI Fund has delivered or made available to CVIT complete and accurate copies of all material contracts, agreements, understandings or other commitments of the CFI Fund, each of which is in effect and valid and enforceable against the CFI Fund and, to the knowledge of CFI is valid and enforceable against the other party in accordance with its terms, except, in the case of both CFI and the other party, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         6.6 THIRD PARTY CONSENTS. Except for the effectiveness of the Registration Statement, there are no approvals or consents of any third parties necessary or required for CFI validly and legally to enter into this Agreement and to perform its obligations hereunder.

         6.7 ABSENCE OF CERTAIN CHANGES. Since April 2, 2002: (a) there has been no material adverse change in the financial condition, results of operations, business, assets or liabilities of the CFI Fund (other than changes occurring in the ordinary course of business, including without limitation changes in the value of the assets of the CFI Fund) or the status of the CFI Fund as a regulated investment company under the Code; and (b) there has not been any change in accounting methods, principles or practices of the CFI Fund having a material adverse effect on the financial condition or results of operations of the CFI Fund, nor any resignation of the independent certified public accountants and auditors of the CFI Fund due to a conflict or disagreement with management of the CFI Fund or otherwise.

         6.8 LITIGATION. No litigation, claim, action or proceeding is pending or, to the knowledge of CFI, threatened against or relating to CFI or the CFI Fund, before any court or governmental or regulatory authority seeking injunctive relief or monetary damages which, if adversely determined, would reasonably be expected to have material adverse effect on the Reorganization or on the operations or financial position of the CFI Fund. To the knowledge of CFI, CFI is not under investigation for violation of any law or regulation related to the business or operations of the CFI Fund.

         6.9 REGULATORY COMPLIANCE. CFI and the CFI Fund have all permits, licenses, permits, approvals, authorizations and registrations required by any federal, state and local laws, authorities and agencies in connection with the operation of the CFI Fund's business as presently conducted and the ownership of its assets ("CFI Fund Regulatory Approvals"), except where the lack of which would reasonably be expected to have a material adverse effect on the CFI Fund. All such CFI Fund Regulatory Approvals are in full force and effect, and to the knowledge of CFI, no suspension or cancellation of any of them is threatened.

         6.10 INFORMATION IN REGISTRATION STATEMENT ON FORM N-14. The Registration Statement, including the Proxy Materials, when effective, shall comply in all material respects with the provisions of the Securities Act, the Exchange Act, the 1940 Act and the regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which such statement was made, not misleading; provided however, that no representation or warranty is made with respect to information regarding CVIT or the CVIT Fund provided in writing by or on behalf of either of them for inclusion in the Proxy Materials.

         6.11 CERTAIN ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE CFI FUND.
                (a) The investment advisory agreement, sub-advisory agreement, underwriting agreement and distribution plan to which the CFI Fund is a party or is subject are in full force and effect and will remain in full force and effect through the Closing Date, and were duly approved and comply in all respects with the 1940 Act, the Exchange Act, the Advisers Act, and the rules and regulations of the NASD.

                (b) CFSC is the principal underwriter and investment adviser for the CFI Fund. To the knowledge of CFI, CFSC is and has been (i) duly registered or licensed as broker-dealer under the Exchange Act and the securities laws of each state or other jurisdiction wherein the nature of its activities in connection with CFI requires such registration or licensing, (ii) a member in good standing of the NASD, (iii) a member in good standing in the Securities Investors Protection Corporation, with all assessments due thereto having been paid, or is not required to be such a member; and (iv) duly registered as an investment adviser under the Advisers Act.

                (c) There are no judgments, special consent judgments or SEC orders on or with regard to CFI or the CFI Fund or, to the knowledge of CFI, with regard to its adviser, distributor, administrator, transfer agent or custodian, currently in effect which have had or would reasonably be expected to have a material adverse effect on the business or operations of the CFI Fund as presently conducted. All orders of exemption issued to CFI or the CFI Fund, by any regulatory agency, including the SEC and the Internal Revenue Service, which are necessary for the conduct of the business of CFI or the CFI Fund have been obtained and are currently in full force and effect, no proceeding has been commenced to revoke any such order and, to the knowledge of CFI, no such proceeding is contemplated by any such regulatory agency.

                (d) CFI is, and will continue to be through the Closing Date, duly registered with the SEC as an open-end management investment company under the 1940 Act and, with respect to the CFI Fund, is in material compliance with the 1940 Act, and the SEC regulations promulgated thereunder, including the requirements to file semi-annual or annual reports with the SEC. The prospectuses, statements of additional information and, as applicable, sales materials of CFI on behalf of the CFI Fund have been duly filed with the SEC, applicable state securities authorities and the NASD (where required to be so filed). CFI on behalf of the CFI Fund has filed with the SEC and other applicable federal or state agencies or authorities such notices or reports required under applicable federal or state laws, rules or regulations for the sale of its shares, the conduct of its business or the ownership of its assets, except, in each case, where the failure to file any such notice or report would not reasonably be expected to have a material adverse effect on the CFI Fund.

                (e)   [INTENTIONALLY OMITTED.]

                (f) Shares of the CFI Fund have been duly registered under the Securities Act by means of a registration statement (or post-effective amendment thereto) on Form N-1A, such registration statement has become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement has been issued, no proceedings for that purpose have been instituted or threatened by the SEC and such registration statement has remained and continues to remain effective. Such registration statement has, at all times when a prospectus with respect to the securities to which such registration statement relates has been required to be delivered, complied in all material respects with the requirements of the Securities Act and the 1940 Act, and such registration statement, with respect to the CFI Fund has not included at any time any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All proxy statements, supplements, and other reports, documents or other material relating to the CFI Fund filed with the SEC on or after January 1, 2002 (i) were prepared in all materials respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and the rules and regulations under each of them, as applicable (ii) as of their respective dates did not contain any untrue statement of a material fact, and (iii) as of their respective dates did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (g) The audited annual financial statements listed on Schedule 6.11(g) attached hereto with respect to the CFI Fund for all periods on or after October 1, 2001 present fairly in all material respects the CFI Fund's financial position as of the relevant dates described therein and results of its operations and changes in its net assets for the periods described therein.

                (h) The independent public accountants for the CFI Fund have been selected and ratified in accordance with the applicable provisions of the 1940 Act.

                (i) CFI has, and up to and including the Closing Date will have, on behalf of the CFI Fund, properly prepared, executed and timely filed, or caused to be timely filed a proper request for extension with respect to, all federal, state and local tax returns for income, franchise, sales, withholding, excise and other taxes applicable to it. All taxes, assessments, fees and other governmental charges owed by the CFI Fund (whether or not shown on any returns) have been paid. All of such returns are complete and accurate in all material respects and have been prepared in accordance with all applicable legal requirements. No material tax liabilities, disallowances or assessments relating to the business or assets of the CFI Fund have been assessed or proposed, and CFI is not aware of any reasonable basis for any such assessment. No tax return filed on behalf of the CFI Fund is currently being audited by the Internal Revenue Service or by any state or local tax authorities. The reserves and provisions, if any, for taxes on the books of the CFI Fund are adequate for the payment of all taxes for the purposes and periods to which they pertain. Without in any way limiting the representations and warranties set forth above or in other Sections of this Agreement, the CFI Fund qualifies as a "regulated investment company" under Section 851 (Subchapter M) of the Code, and has so qualified during its entire existence.

         6.12   REPRESENTATIONS REGARDING THE REORGANIZATION.
               (a) CFI has no plan or intention to reacquire any of the shares of the CFI Fund issued in the Reorganization, except to the extent required by the 1940 Act to redeem any of such shares presented for redemption.

                (b) The CFI Fund has no plan or intention to sell or otherwise dispose of any of the CVIT Fund Assets to be acquired in the Reorganization pursuant to Section 2.1 hereof, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

                (c) Following the Reorganization, the CFI Fund intends to continue the "historic business" of the CVIT Fund (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code).

         6.13 UNDISCLOSED LIABILITIES. The CFI Fund does not have any liabilities, except for (a) liabilities reflected in the calculation of the CFI Fund's net asset value or (b) ordinary operating liabilities of the CFI Fund (including without limitation liabilities associated with securities transactions subject to settlement and contractual liabilities) that are not required under generally accepted accounting principles to be included in the calculation of the CFI Fund's net asset value.

         6.14 CERTAIN DISQUALIFICATIONS. Neither CFI nor, to CFI's knowledge, any "affiliated person" of CFI has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the 1940 Act, nor, to CFI's knowledge has any affiliated person of CFI been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the 1940 Act.

         7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF CVIT

         The obligations of CVIT under this Agreement are, at the option of CVIT, subject to the fulfillment (or waiver by CVIT) at or prior to the Closing Date of each of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of CFI set forth in Section 6 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement and (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of such date). CFI shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. CFI shall have delivered to CVIT a certificate of its President dated as of the Closing Date to the effect set forth in this Section 7.1.

         7.2 CONSUMMATION OF AGREEMENT BETWEEN ADVISERS. The transactions described in the Purchase Agreement by and between CFSC and Wright Investors, dated March 13, 2003, shall be consummated on the Closing Date concurrent with the consummation of the transactions described in this Agreement.

         7.3 APPROVAL OF LEGAL MATTERS BY COUNSEL. There shall have been furnished to counsel for the CVIT, certified copies of such corporate records of CFI relating to the CFI Fund and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for CVIT.

         7.4 APPROVAL BY CVIT FUND SHAREHOLDERS. All necessary approvals of the shareholders of the CVIT Fund with respect to the Reorganization under this Agreement shall have been obtained. The CVIT Fund Shareholder Meeting shall have been duly called and held in accordance with the provisions of the 1940 Act, Massachusetts law and the declaration of trust and bylaws of CVIT, including compliance with the notice and quorum requirements thereunder, and at such meeting this Agreement and the Reorganization shall have been approved by the requisite vote of the CVIT Fund Shareholders in accordance with the provisions of the declaration of trust and by-Laws of CVIT (the "Required CVIT Fund Shareholder Vote"). Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 7.4.

         7.5 RECEIPT OF CLOSING DOCUMENTS. CVIT shall have received all of the closing documents referred to in Section 9.2 hereof.

         7.6 REGISTRATION STATEMENT. The Registration Statement on Form N-14 shall have become effective under the Securities Act,

no stop orders suspending the effectiveness thereof shall have been issued, and no investigation or proceeding for that purpose shall have been instituted or threatened under the Securities Act.

         7.7 TAX OPINION. CVIT shall have received an opinion from Quarles & Brady LLP (based on such representations from CFI in substantially the form attached hereto as Exhibit B and from CVIT in substantially the form attached hereto as Exhibit C), addressed to CVIT and CFI, which opinion may be relied upon by CVIT and the CVIT Fund Shareholders, dated as of the Closing Date, with respect to the federal income tax consequences of the Reorganization described in Exhibit A. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 7.7.

         7.8 NO ADVERSE PROCEEDINGS. There shall not have been pending on the Closing Date any action, suit or other proceeding seeking to restrain or enjoin the Reorganization. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 7.8.

         8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF CFI

         The obligations of CFI under this Agreement are, at its option, subject to the fulfillment (or waiver by CFI) at or prior to the Closing Date of each of the following conditions:

         8.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of CVIT set forth in Section 5 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement and (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct in all material respects as of such date). CVIT shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date. CVIT shall have delivered to CFI on the Closing Date a certificate of its President or Vice President dated as of the Closing Date to the effect set forth in this Section 8.1.

         8.2 CONSUMMATION OF AGREEMENT BETWEEN ADVISERS. The transactions described in the Purchase Agreement by and between CFSC and Wright Investors, dated March 13, 2003, shall be consummated on the Closing Date concurrent with the consummation of the transactions described in this Agreement.

         8.3 APPROVAL OF LEGAL MATTERS BY COUNSEL. There shall have been furnished to counsel for CFI certified copies of such corporate and business records of the CVIT Fund and copies of such documents as such counsel may reasonably have requested. All legal matters and proceedings in connection with this Agreement and the transactions contemplated hereby and thereby shall have been reasonably satisfactory to counsel for CFI.

         8.4 APPROVAL BY CVIT FUND SHAREHOLDERS. The Required CVIT Fund Shareholder Vote shall have been obtained. Notwithstanding anything herein to the contrary, neither party hereto may waive the condition set forth in this
Section 8.4.

         8.5 RECEIPT OF CLOSING DOCUMENTS. CFI shall have received all of the closing documents referred to in Section 9.1 hereof.

         8.6 REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness thereof shall have been issued and no investigation or proceeding for that purpose shall have been instituted or threatened under the Securities Act.

         8.7 TAX OPINION. CFI shall have received an opinion from Quarles & Brady LLP (based on such representations from CFI in substantially the form attached hereto as Exhibit B and from CVIT in substantially the form attached hereto as Exhibit C) addressed to CFI and CVIT, and dated as of the Closing Date, with respect to the federal income tax consequences of the Reorganization described in Exhibit A. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 8.7.

         8.8 NO ADVERSE PROCEEDINGS. There shall not have been pending on the Closing Date any action, suit or other proceeding seeking to restrain or enjoin the Reorganization. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 8.8.

         8.9 STATEMENT OF CVIT FUND ASSETS AND LIABILITIES. The CVIT Fund shall have delivered to CFI a statement of CVIT Fund Assets and the CVIT Fund Liabilities, together with a list of the CVIT Fund's securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Closing Date, certified by the Treasurer of CVIT.

         8.10 CERTAIN CVIT FUND ASSETS. At the close of business on the Closing Date, the CVIT Fund Assets to be acquired by the CFI Fund shall include no assets that the CFI Fund may not legally acquire.

         8.11 SHAREHOLDERS LIST. The CVIT Fund shall have delivered to the CFI Fund a list of the CVIT Fund Shareholders and the number of shares of beneficial interest of the CVIT Fund they held as of the close of business on the Closing Date, certified by the CVIT Fund's transfer agent.

         9.     CLOSING DOCUMENTS

         9.1 DOCUMENTS TO BE DELIVERED TO CFI. CVIT agrees to deliver to CF on the Closing Date the following:

                (a) Bills of Sale, Assignments and Transfers. Good and sufficient bills of sale, assignments, instruments of conveyance, and other instruments of transfer, duly executed by CVIT, in the forms reasonably satisfactory to CFI and its counsel, with such reasonable and customary covenants or warranties as shall be necessary to assign and transfer to and vest in the CFI Fund clear title to all the CVIT Fund Assets, free and clear of any and all liabilities, liens, claims and encumbrances except those specifically permitted by this Agreement.

                (b) Certificate of Secretary. Certificate of the Secretary of CVIT dated as of the Closing Date certifying (i) the accuracy and effectiveness of the declaration of trust of CVIT, (ii) the accuracy and effectiveness of bylaws of CVIT, (iii) the adoption, accuracy and effectiveness of board and shareholder resolutions contemplated hereby, and (iv) the incumbency of certain officers of CVIT and the genuineness of the specimen signatures of those officers of CVIT executing documents.

                (c) Certificate of Good Standing. Certificate of Good Standing (or comparable certification) regarding CVIT issued as of a recent date (within 30 days of the Closing Date) by the Massachusetts Secretary of State.

                (d) Certificate of Tail Insurance. A certificate of insurance certifying that CVIT has obtained the Tail Insurance Policy meeting the requirements of Section 4.10 of this Agreement.
                (e) Other Documents. Such other customary certificates (similar to the certificate of good standing of CVIT in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as shall reasonably be required by CFI and its counsel.

         9.2 DOCUMENTS TO BE DELIVERED TO CVIT. CFI agrees to deliver to CVIT on the Closing Date the following:

                (a) Officer's Certificate. Certificate of the President of CFI, dated as of the Closing Date, certifying that the conditions precedent set forth in Section 7.1 have been fulfilled.
                (b) Assumption Agreement. An assumption agreement duly executed by CFI on behalf of the CFI Fund in the form reasonably satisfactory to CVIT and its counsel, with such reasonable and customary covenants and warranties as shall be necessary for the CFI Fund to assume all the CVIT Fund Liabilities.

                (c) Certificate of Secretary of CFI. Certificate of the Secretary of CFI dated as of the Closing Date certifying (i) the accuracy and effectiveness of articles of incorporation of CFI, (ii) the accuracy and effectiveness of bylaws of CFI, (iii) the adoption, accuracy and effectiveness of the board resolutions contemplated hereby, and (iv) the incumbency of certain officers of CFI and genuineness of the specimen signatures of those officers of CFI executing documents.
                (d) Issuance of Shares. The CFI Fund Shares to be issued pursuant hereto.

                (e) Good Standing Certificate. Certificate of Good Standing regarding CFI issued as of a recent date by the Maryland Department of Assessments and Taxation.
                (f) Other Documents. Such other customary certificates (similar to the certificate of good standing of CVIT in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as shall reasonably be required by CVIT and its counsel.

         10.    FURTHER AGREEMENTS

         10.1 COSTS AND EXPENSES. Each party will be responsible for all costs, fees, and expenses it incurs in connection with this Agreement and the transactions contemplated hereby; provided, however, that the parties understand that CFSC and Wright Investors have agreed to a sharing arrangement for their payment of all such expenses pursuant to the terms of the Purchase Agreement of even date herewith by and between them. Each of the parties hereto represents and warrants that it has not incurred any obligation or liability, contingent or otherwise, for broker's, finder's or adviser's fees in connection with the transactions provided for herein and each agrees to hold the other harmless from and against all such liability arising out of contracts, express or implied, which may be asserted against the non-contracting parties.

         10.2 RECOMMENDATION AND SOLICITATION OF SHAREHOLDER VOTE. The Board of Trustees of CVIT will recommend that shareholders of the CVIT Fund approve the Reorganization and shall use reasonable efforts (which need not include the expenditures of any monies) to solicit the Required CVIT Fund Shareholder Vote; provided, however, that the Board of Trustees of CVIT shall have no obligation to make any such recommendation or to exercise any such solicitation efforts if circumstances should develop that, in the good faith opinion of such Board as reflected by resolution duly adopted by such Board, make proceeding with the Reorganization not in the best interests of the shareholders of the CVIT Fund.

         10.3 INFORMATION TO BE FURNISHED. CFI will furnish CVIT with copies of all written comments or the substance of oral communications received from the staff of the SEC with regard to the Registration Statement, and the parties will cooperate with each other in revising, if necessary, the Registration Statement to comply with such comments. CFI shall not file the Registration Statement or any amendment without the prior consent of CVIT or its counsel.

         10.4 CONDUCT OF BUSINESS OF THE CVIT FUND AND THE CFI FUND. From and after the date of this Agreement and through the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.1), CVIT shall, with regard to the CVIT Fund: (a) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices consistently applied; (b) materially comply with all laws applicable to the conduct of its business; (c) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and not introduce any method of operation in respect of such business, except in a manner consistent with prior practice; (d) without the written consent of CFI, make no change in its declaration of trust or bylaws which would materially affect the CVIT Fund; (e) use its commercially reasonable efforts to preserve its business organization intact, and to preserve the goodwill of the CVIT Fund shareholders and others having business relations with it; (f) not take or fail to take any action which would, or with the passage of time could, jeopardize its qualification as a "regulated investment company" under Section 851 of the Code; and (g) except as contemplated by this Agreement, not enter into any other transactions other than in the ordinary course of business. Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) CVIT with respect to the CVIT Fund shall be permitted to take all actions or inactions which are required or prohibited by this Agreement and
(ii) the parties recognize that the CVIT Fund intends to cease offering its shares to the public and not to effect certain registrations otherwise required in connection therewith. From and after the date of this Agreement and through the Closing Date (or such earlier date as this Agreement may be terminated in accordance with Section 11.1), CFI shall with regard to the CFI Fund: (a) maintain its books, accounts and records in accordance with generally accepted accounting principles and practices consistently applied; (b) materially comply with all laws applicable to the conduct of its business; (c) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and not introduce any method of operation in respect of such business, except in a manner consistent with prior practice;
(d) without the written consent of CVIT, make no change in its articles of incorporation or bylaws that would materially affect the CFI Fund; (e) use its commercially reasonable efforts to preserve its business organization intact, and to preserve the goodwill of its investors and others having business relations with it; (f) not take or fail to take any action which would, or with the passage of time could, jeopardize its qualification as a "regulated investment company" under Section 851 of the Code; and (g) except as contemplated by this Agreement, not enter into any other transactions that may have a material adverse effect on the CFI Fund or the Reorganization, other than in the ordinary course of business.

         10.5 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS. Except as set forth in Sections 10.6, 10.7, 10.8 below and except with respect to (i) the opinion of Quarles & Brady LLP with respect to the federal income tax consequences of the Reorganization and (ii) the assumption agreement delivered by CFI to CVIT, none of the representations, warranties or covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing Date and no party shall, therefore, have any recourse therefor against any other party in connection therewith. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

         10.6   OBLIGATIONS OF PARTIES.

                (a) CFI and CVIT hereby acknowledge and agree that the CFI Fund is a separate investment portfolio of CFI, that CFI is executing this Agreement on behalf of the CFI Fund, and that, subject to Section 10.1, any amounts payable by CFI under or in connection with this Agreement shall be payable solely from the revenues and assets of the CFI Fund.

                (b) CFI and CVIT hereby acknowledge and agree that the CVIT Fund is a separate investment portfolio of CVIT, that CVIT is executing this Agreement on behalf of the CVIT Fund, and that, subject to Section 10.1, any amounts payable by CVIT under or in connection with this Agreement shall be payable solely from the revenues and assets of the CVIT Fund.

         10.7   FINAL TAX RETURNS AND FORMS 1099 OF THE CVIT FUND.

         After the Closing, CVIT shall prepare, or shall cause its agents to prepare, any federal, state or local tax returns, including any Forms 1099, required to be filed by CVIT with respect to the CVIT Fund's final taxable year and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

10.8 COOPERATION AND EXCHANGE OF INFORMATION. CFI and CVIT will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any tax returns, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees and officers available on a mutually convenient basis to provide explanations of any documents or information provided hereunder to the extent, if any, that such party's employees are familiar with such documents or information. Each party will retain for a period of six (6) years following the Closing all returns, schedules and work papers and all material records or other documents relating to tax matters of the CVIT Fund and the CFI Fund for its taxable period first ending after the Closing and for all prior taxable periods. Any information obtained under this Section 10.8 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund.

         11.    TERMINATION

         11.1 GENERAL PROVISIONS. This Agreement may not be terminated at any time prior to the Closing Date by any party, except that this Agreement may be terminated:
                (a)   By mutual written consent of the parties hereto:
                (b) By either CFI, on the one hand, or CVIT, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before June 25, 2003, or such later date to which the parties shall have extended this Agreement by mutual written consent;
                (c) By CFI, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of CVIT in any of its representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in Section 8 hereof;
                (d) By CVIT, if there has been a misrepresentation, breach of warranty or failure to perform any agreement or covenant on the part of CFI in any of its representations, warranties, agreements or covenants set forth in this Agreement resulting in the failure of any condition in Section 7 hereof;
                (e) By resolution of the Board of Trustees of CVIT if circumstances should develop that, in the good faith opinion of such Board, make proceeding with this Agreement not in the best interests of the CVIT Fund's shareholders; and
                (f) By resolution of the Board of Directors of CFI if circumstances should develop that, in the good faith opinion of such Board, make proceeding with this Agreement not in the best interests of the CFI Fund's shareholders.

                Any termination of this Agreement pursuant to this Section 11.1 shall be by notice in writing to the other party, and shall be effective upon the terminating party's delivery of such notice to the breaching party; provided that, in the event termination is pursuant to Clause 11.1(c) or 11.1(d), then the termination shall not become effective unless the breaching party fails to cure the breach (if curable) specified in the notice to the reasonable satisfaction of the terminating party within a reasonable period of time specified in the notice, which in any event need not be more than thirty (30) days.

         11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 11.1 hereof or if the Closing does not occur by reason of any of the conditions in Sections 7 and 8 hereof not being satisfied, then there shall be no other liability on the part of any party (or its trustees, directors, officers, agents or shareholders) to the other (or its trustees, directors, officers, agents or shareholders); provided, however, that such termination shall not preclude liability attaching to a party who has caused the termination hereof by willful act or willful failure to act in violation of the terms and provisions of this Agreement.

         12.    AMENDMENT

         This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         13.    WAIVER

         Any terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, or their respective counsel. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or beach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

         14.    MISCELLANEOUS PROVISIONS

         14.1 HEADINGS. The Article and Section headings contained in this Agreement will have reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent affected by the Massachusetts Business Trust Law (M.GL.CH182) and the 1940 Act.

         14.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when delivered personally; (b) upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission; (c) on the next business day when sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier; and (d) on the second business day when mailed by registered or certified mail (return receipt requested). All such communications shall be addressed to the appropriate party at the following address or fax number (or at such other address or fax number for a party as shall be specified by such party by like notice):

         If to CFI or the CFI Fund at:   The Catholic Funds, Inc.
                                         1100 West Wells Street
                                         Milwaukee, Wisconsin 53233
                                         Attention: President
                                         Fax:  (414) 278-6558

         With a copy to:                 Quarles & Brady LLP
                                         411 East Wisconsin Avenue
                                         Milwaukee, Wisconsin 53202
                                         Attention:Fredrick G.Lautz
                                         Fax:  (414) 978-8900

         If to CVIT or the CVIT Fund:     Catholic Values Investment Trust
                                          Wright International Financial Center
                                          440 Wheelers Farm Road
                                          Milford, Connecticut  06460
                                          Attention: A.M. Moody III
                                          Fax:  (203) 783-4463

         With a copy to:                  Hale and Dorr LLP
                                          60 State Street
                                          Boston, Massachusetts 02109
                                          Attention: Leonard A. Pierce
                                          Fax:  (617) 526-5000

         Written notice given by any other method shall be deemed effective only when actually received by the party to whom given. Either party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

         14.4 FURTHER ASSURANCE. Each of the parties hereto hereby agrees that after the Closing Date it will from time to time, upon the reasonable request of another party hereto, take such further action as the other may reasonably request to carry out the transfer and sale of assets contemplated by this Agreement, including, without limitation, the execution and delivery of all further evidences and instruments of transfer and assignment.

         14.5 EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement.

         14.6 MISCELLANEOUS. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder, it being expressly agreed that there are no third party beneficiaries of this Agreement; (c) shall be binding upon and inure to the benefit of the CFI Fund and the CVIT Fund, and their respective permitted successors and assigns; and
(d) may not be assigned by any party without the prior written consent of the other.

         14.7 PUBLICITY. Neither the parties to this Agreement nor their respective directors, trustees, officers, stockholders, employees or agents shall issue any press release or other announcement with respect to this Agreement, or otherwise make any disclosures relating thereto to the press without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required where such release, announcement or disclosure is required by applicable law or the rules or regulations of a securities exchange, other self-regulatory authority or governmental agency. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                 CATHOLIC VALUES INVESTMENT TRUST
                 (On Behalf of the Catholic Values Investment Trust Equity Fund)

                 By:    /s/Peter M. Donovan
                        ---------------------------------
                           Peter M. Donovan, President

                 THE CATHOLIC FUNDS, INC.
                 (On Behalf of the Catholic Equity Fund)

                 By:   /s/Theodore F. Zimmer
                       ----------------------------------
                          Theodore F. Zimmer, President

                                SCHEDULE 5.13(g)

                         CVIT FUND FINANCIAL STATEMENTS

1. Statement of Assets and Liabilities and Schedule of Investments as of December 31, 2002, Statement of Operations for the year ended December 31, 2002, Statements of Changes in Net Assets for the years ended December 31, 2002 and 2001, Financial Highlights for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 and for the period from May 1, 1997 (start of business) to December 31, 1997, and Notes to Financial Statements, all as contained on the December 31, 2002 Annual Report to Shareholders.

                                SCHEDULE 6.11(g)

                          CFI FUND FINANCIAL STATEMENTS

1. Balance Sheet and Schedule of Investments as of September 30, 2002, Statement of Operations for the year ended September 30, 2002, Statements of Changes in Net Assets for the years ended September 30, 2002 and 2001, Financial Highlights for the years ended September 30, 2002, 2001 and 2000, and for the period from May 3, 1999 (commencement of operations) through September 30, 1999, and Notes to Financial Statements, all as contained in the September 30, 2002 Annual Report to Shareholders.

                                    EXHIBIT A

                       TAX OPINION OF QUARLES & BRADY LLP

         1. The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the CVIT Fund and the CFI Fund will each be a "party to" the Reorganization within the meaning of Section 368(b) of the Code;

         2. No gain or loss will be recognized by the CVIT Fund upon the transfer of substantially all of its assets to the CFI Fund in exchange solely for the CFI Fund Shares and the assumption by the CFI Fund of the CVIT Fund Liabilities;

         3. No gain or loss will be recognized by the CFI Fund upon the receipt by it of substantially all of the assets of the CVIT Fund in exchange solely for the CFI Fund Shares or upon the CFI Fund's assumption of the CVIT Fund Liabilities;

         4. No gain or loss will be recognized by the CVIT Fund on the distribution to the CVIT Fund Shareholders of the CFI Fund Shares received by the CVIT Fund in the Reorganization;

         5. No gain or loss will be recognized by the CVIT Fund Shareholders upon the liquidation of the CVIT Fund and the related surrender of their shares of the CVIT Fund solely in exchange for the CFI Fund Shares;

         6. The CFI Fund's basis in the assets acquired from the CVIT Fund will be the same as the basis of those assets in the hands of the CVIT Fund immediately prior to the Reorganization;

         7. The holding period of the assets of the CVIT Fund received by the CFI Fund will include the period during which such assets were held by the
 CVIT Fund;

         8. The basis of the CFI Fund Shares received by each CVIT Fund Shareholder in connection with the Reorganization will be the same as the CVIT Fund Shareholder's basis in his or her CVIT Fund Shares immediately prior to the Reorganization;

         9. The holding period of the CFI Fund Shares received by each CVIT Fund Shareholder in connection with the Reorganization will include such CVIT Fund Shareholder's holding period of his or her CVIT Fund Shares held immediately prior to the Reorganization, provided that such CVIT Fund Shares were held by such CVIT Fund Shareholder as a capital asset as of the Effective Time;

         10. The CFI Fund will succeed to and take into account as of the Effective Time the items of the CVIT Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and
(c), 382, 383 and 384 of the Code, and the applicable Treasury Regulations thereunder.

         11. The discussion in the Proxy Statement/Prospectus under the captions "Summary - Federal Tax Consequences and "Approval of the Plan and Reorganization
- Federal Tax Considerations," to the extent it constitutes summaries of legal matters or legal conclusions, is accurate in all material respects.

                                    EXHIBIT B

               ACQUIRING PORTFOLIO TAX REPRESENTATION CERTIFICATE
                            THE CATHOLIC FUNDS, INC.
                              CATHOLIC EQUITY FUND

         The undersigned officer of The Catholic Funds, Inc. ("CFI"), in his capacity as an officer and not individually, on behalf of The Catholic Equity Fund (the "Acquiring Portfolio"), a series of CFI, hereby makes the following declarations and representations to (i) the Catholic Values Investment Trust ("CVIT") on behalf of the Catholic Values Investment Trust Equity Fund (the "Acquired Portfolio") a series of CVIT pursuant to Section 7.7 of the Agreement and Plan of Reorganization dated as of _________________________, 2003, and executed by CVIT on behalf of the Acquired Portfolio and by CFI on behalf of the Acquiring Portfolio (the "Plan"); and (ii) Quarles & Brady LLP, who will rely thereon for purposes of rendering the tax opinion pursuant to Section 7.7 of the Plan (the "Tax Opinion"):

                                 REPRESENTATIONS

         1. I certify to you that I am an officer of CFI. I am familiar with the Plan and the Registration Statement under the Securities Act of 1933 on Form N-14 filed by CFI on March __, 2003, with the Securities and Exchange Commission ("Form N-14"). I have personal knowledge of the matters covered by the representations made herein and am authorized to make these representations on behalf of the Acquiring Portfolio.

         2. I certify that the Plan will be implemented as described in the Form N-14, and as set forth in the Plan.

         3. I am  familiar  with  the  business  and  affairs  of the  Acquiring
Portfolio and have examined and am familiar with the representations set forth below, and have made such investigations of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4. I understand that the following representations form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such Opinion.

         5. CFI is a diversified, open-end management investment company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

         6. Each series of CFI (including the Acquiring Portfolio) is a segregated portfolio of assets, the beneficial interests in which are owned by the holders of a class or series of voting common stock of CFI that is preferred over all other classes or series in respect to such portfolio of assets.

         7.     CFI is a regulated  investment  company  within the meaning of
Section 851  of the Internal  Revenue Code of 1986,  as amended (the "Code").

         8. The Acquiring Portfolio has been eligible to elect and has elected to be taxed as a regulated investment company as defined in Sections 851 through 855 of the Code, and for all of its taxable periods, has qualified for the special tax treatment afforded regulated investment companies under Section 851 through 855 of the Code. After the closing date of the reorganization pursuant to the Plan ("Reorganization"), the Acquiring Portfolio intends to continue to elect to be taxed as a regulated investment company as defined in Sections 851 through 855 of the Code for all subsequent taxable years, and intends to continue to qualify for the special tax treatment afforded regulated investment companies under Sections 851 through 855 of the Code.

         9. The Reorganization will result in a larger portfolio that can use its increased asset size to achieve lower annual fund operating expenses, greater buying power and other economies of scale associated with a larger combined fund. The Acquired Portfolio and the Acquiring Portfolio have similar investment objectives and investment policies and are managed in a similar manner, and can achieve better efficiencies by operating as a single, larger portfolio. The Reorganization is motivated, in whole or in substantial part, by these corporate business purposes.

         10. The fair market value of the Acquiring Portfolio shares of common stock received by each Acquired Portfolio shareholder will be approximately equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

         11. The Acquiring Portfolio has no plan or intention for the Acquiring Portfolio or any person related (as defined in Treasury Regulations, Section 1.368-1(e)(3)) to the Acquiring Portfolio, to acquire, during the five-year period beginning on the effective date of the Reorganization, with consideration other than Acquiring Portfolio shares of common stock, Acquiring Portfolio shares of common stock furnished in exchange for a proprietary interest in the Acquired Portfolio in the Reorganization, either directly or through a transaction, agreement, or arrangement with any other person, other than redemptions by the Acquiring Portfolio in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

         12. During the five-year period ending on the effective date of the Reorganization, neither the Acquiring Portfolio nor any person related (as defined in Treasury Regulations, Section 1.368-1(e)(3)) to the Acquiring Portfolio will have acquired Acquired Portfolio shares with consideration other than Acquiring Portfolio shares of common stock.

         13. Following the  Reorganization,  the Acquiring Portfolio will either
(i) continue the historic business of the Acquired Portfolio, or (ii) use a significant portion of the historic business assets acquired from the Acquired Portfolio in its business, except that: (A) a portion of these historic assets may be sold or otherwise disposed of in the ordinary course of the Acquiring Portfolio's business and to the extent necessary to maintain its status as a series of an open-end investment company under the 1940 Act; and (B) the Acquiring Portfolio may sell assets received in the Reorganization and will reinvest the proceeds consistent with its investment objectives and policies, provided that the Acquiring Portfolio will hold at least 34% of the historic business assets of the Acquired Portfolio. Otherwise, the Acquiring Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Portfolio acquired in the Reorganization.

         14. The shareholders of the Acquiring Portfolio will pay their own expenses, if any, incurred in connection with the Reorganization.

         15. Catholic Financial Services Corporation, the investment advisor to the Acquiring Fund, and Wright Investors' Services, Inc., the investment advisor to the Acquired Fund, have agreed, pursuant to the Purchase Agreement, to pay the expenses incurred in connection with the Reorganization as follows: Catholic Financial Services Corporation shall directly pay 100% of the first $25,000 of Aggregate Transaction Costs, Catholic Financial Services Corporation and Wright Investors' Services, Inc. shall each directly pay 50% of the Aggregate Transaction Costs that exceed $25,000 and are less than $90,000, and Catholic Financial Services Corporation shall directly pay 100% of the Aggregate Transaction Costs that exceed $90,000. The Aggregate Transaction Costs exclude any amount of attorneys' fees incurred by Wright Investors' Services, Inc. in excess of $15,000, any such excess to be paid entirely by Wright Investors' Services, Inc.

         16. Any payment to be made by Catholic Financial Services Corporation to Wright Investors' Services, Inc. pursuant to the Purchase Agreement is not attributable to any liability or obligation of the Acquired Fund.

         17. None of the compensation received by any shareholder of the Acquired Fund who is also an employee of CFI will be separate consideration for, or allocable to, any of his or her Acquired Fund shares; none of the shares of the Acquiring Fund received by any such shareholder of the Acquired Fund pursuant to the Plan will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any such shareholder of the Acquired Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

         18. Neither CFI nor any mutual fund series thereof (including the Acquiring Portfolio) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         19. There is no intercorporate indebtedness existing between the Acquired Portfolio and the Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

         Dated April ___, 2003.
                                                  Very truly yours,

                                                  THE CATHOLIC FUNDS, INC.
                                                  On Behalf Of
                                                  the Catholic Equity Fund

                                                  By:

                                                  Name:

                                                  Its:

                                    EXHIBIT C

                ACQUIRED PORTFOLIO TAX REPRESENTATION CERTIFICATE
                        CATHOLIC VALUES INVESTMENT TRUST
                  CATHOLIC VALUES INVESTMENT TRUST EQUITY FUND

The undersigned officer of Catholic Values Investment Trust ("CVIT"), in his capacity as an officer and not individually, on behalf of Catholic Values Investment Trust Equity Fund (the "Acquired Portfolio"), a series of CVIT, hereby makes the following declarations and representations to (i) The Catholic Funds, Inc. ("CFI") on behalf of the Catholic Equity Fund (the "Acquiring Portfolio"), a series of CFI pursuant to Section 8.7 of the Agreement and Plan of Reorganization dated as of _________________, 2003, and executed by CVIT on behalf of the Acquired Portfolio and by CFI on behalf of the Acquiring Portfolio (the "Plan"); and (ii) Quarles & Brady LLP, who will rely thereon for purposes of rendering the tax opinion pursuant to Section 8.7 of the Plan (the "Tax Opinion"):

                                 REPRESENTATIONS

         1. I certify to you that I am an officer of CVIT. I am familiar with the Plan and the Registration Statement under the Securities Act of 1933 on Form N-14 filed by CFI on March ___, 2003, with the Securities and Exchange Commission ("Form N-14"). I have personal knowledge of the matters covered by the representations made herein and am authorized to make these representations on behalf of the Acquired Portfolio.

         2. I certify that the Plan will be implemented as described in the Form N-14, and as set forth in the Plan.

         3. I am familiar with the business and affairs of the Acquired Portfolio and have examined and am familiar with the representations set forth below, and have made such investigations of factual matters as are reasonably necessary for purposes of making the declarations and representations herein.

         4. I understand that the following representations form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such Opinion.

         5. CVIT is a diversified, open-end management investment company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

         6. Each series of CVIT (including the Acquired Portfolio) is a segregated portfolio of assets, the beneficial interests in which are owned by the holders of a class or series of voting common stock of CVIT that is preferred over all other classes or series in respect to such portfolio of assets.

         7.     CVIT is a regulated  investment  company  within the meaning of
 Section 851  of the Internal  Revenue Code of 1986, as amended (the "Code").

         8. The Acquired Portfolio has been eligible to elect and has elected to be taxed as a regulated investment company as defined in Sections 851 through 855 of the Code, and for all of its taxable periods, has qualified, and in the case of the Acquired Portfolio's last short taxable year ending on the closing date of the reorganization under the Plan (the "Reorganization"), will qualify for the special tax treatment afforded regulated investment companies under
Section 851 through 855 of the Code.

         9. The Reorganization will result in a larger portfolio that can use its increased asset size to achieve lower annual fund operating expenses, greater buying power and other economies of scale associated with a larger combined fund. The Acquired Portfolio and the Acquiring Portfolio have similar investment objectives and investment policies and are managed in a similar manner and can achieve better efficiencies by operating as a single, larger portfolio. The Reorganization is motivated, in whole or in substantial part, by these corporate business purposes.

         10. The Acquired Portfolio will distribute to its shareholders the Acquiring Portfolio shares of common stock it receives in the Reorganization, and its other properties (if any), and liquidate pursuant to the Plan.

         11. The fair market value of the Acquiring Portfolio shares of common stock received by each Acquired Portfolio shareholder will be approximately equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

         12. The fair market value of the Acquired Portfolio assets transferred to the Acquiring Portfolio in exchange for the Acquiring Portfolio shares will be approximately equal to the fair market value of such Acquiring Portfolio shares of common stock. The Acquiring Portfolio will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Acquired Portfolio immediately prior to the transaction. For purposes of this representation, amounts used by the Acquired Portfolio to pay all expenses it incurs in connection with the Reorganization, and all redemptions and distributions (except for regular normal distributions and regular normal redemptions pursuant to the 1940 Act and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of the Acquired Portfolio's business as an open-end investment company) made by the Acquired Portfolio immediately preceding the transfer will be included as assets of the Acquired Portfolio held immediately prior to the Reorganization. All cash, cash equivalents and securities retained by the Acquired Fund pursuant to
Section 2.4 of the Plan that exceed the amounts necessary to pay the accrued but unpaid liabilities of the Acquired Fund as of the close of business on the Closing Date will be transferred to the Acquiring Fund.

         13. The fair market value of the Acquired Portfolio assets that are transferred to the Acquiring Portfolio will equal or exceed the sum of the liabilities assumed by the Acquiring Portfolio, plus the amount of liabilities, if any, to which the transferred assets are subject.

         14. During the five-year period ending on the effective date of the Reorganization, (i) neither the Acquired Portfolio nor any person related (as defined in Treasury Regulations, Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Acquired Portfolio will have acquired Acquired Portfolio shares of common stock with consideration other than Acquiring Portfolio shares of common stock or Acquired Portfolio shares of common stock, and (ii) no distributions will have been made with respect to Acquired Portfolio shares of common stock (other than normal, regular, dividend distributions made pursuant to the Acquired Portfolio's historic dividend paying practice), either directly or through any transaction, agreement, or arrangement with any other person, except for: (A) distributions described in Section 852 and 4982 of the Code, as required for the Acquired Portfolio's tax treatment as a regulated investment company, and (B) redemptions by the Acquired Portfolio of its shares in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the 1940 Act.

         15. There is no plan or intention by the Acquired Portfolio shareholders to cause the Acquiring Portfolio to redeem a number of shares of the Acquiring Portfolio shares of common stock received in the Reorganization that would reduce the ownership by the shareholders of the Acquired Portfolio of the Acquiring Portfolio shares to a number of shares having a value, as of the effective date of the Reorganization, of less than 50% of the value of all the formerly outstanding shares of the Acquired Portfolio, as of the same date. Shares of the Acquired Portfolio and shares of the Acquiring Portfolio held by the Acquired Portfolio shareholders and redeemed prior to or subsequent to the Reorganization will be considered in making this representation.

         16. The liabilities of the Acquired Portfolio assumed by the Acquiring Portfolio and the liabilities to which the transferred assets of the Acquired Portfolio are subject were incurred by the Acquired Portfolio in the ordinary course of business.

         17. The shareholders of the Acquired Portfolio will pay their own expenses, if any, incurred in connection with the Reorganization.

         18. Catholic Financial Services Corporation, the investment advisor to the Acquiring Fund, and Wright Investors' Services, Inc., the investment advisor to the Acquired Fund, have agreed, pursuant to the Purchase Agreement, to pay the expenses incurred in connection with the Reorganization as follows: Catholic Financial Services Corporation shall directly pay 100% of the first $25,000 of Aggregate Transaction Costs, Catholic Financial Services Corporation and Wright Investors' Services, Inc. shall each directly pay 50% of the Aggregate Transaction Costs that exceed $25,000 and are less than $90,000, and Catholic Financial Services Corporation shall directly pay 100% of the Aggregate Transaction Costs that exceed $90,000. The Aggregate Transaction Costs exclude any amount of attorneys' fees incurred by Wright Investors' Services, Inc. in excess of $15,000, any such excess to be paid entirely by Wright Investors' Services, Inc.

         19. Any payment to be made by Catholic Financial Services Corporation to Wright Investors' Services, Inc. pursuant to the Purchase Agreement is not attributable to any liability or obligation of the Acquired Fund.

         20. None of the compensation received by any shareholder of the Acquired Fund who is also an employee of CFI will be separate consideration for, or allocable to, any of his or her Acquired Fund shares; none of the shares of the Acquiring Fund received by any such shareholder of the Acquired Fund pursuant to the Plan will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any such shareholder of the Acquired Fund will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

         21. Neither CVIT nor any mutual fund series thereof (including the Acquired Portfolio) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         22. There is no intercorporate indebtedness existing between the Acquired Portfolio and the Acquiring Portfolio that was issued, acquired, or will be settled at a discount.

         Dated:  April _____, 2003

                           Very truly yours,
                           CATHOLIC VALUES INVESTMENT TRUST
                           On Behalf Of
                           the Catholic Values Investment Trust Equity Fund

                           By:

                           Name:

                          Its: